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                                                              Exhibit 10.45

                   SPLIT-DOLLAR LIFE INSURANCE AGREEMENT
                   -------------------------------------

     AGREEMENT, dated as of this      day of         , 200 , by and between
                                 ----        --------     -
                      (the "Employee") and LANDAMERICA FINANCIAL GROUP, INC., a
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Virginia corporation (the "Employer").

                                    Recitals
                                    --------

     The Employee is a valued employee of the Employer and the Employer desires to retain the Employee in its employment. Therefore, to induce his continued employment, the Employer desires to assist the Employee with his personal life insurance through this split-dollar life insurance program. The Employee agrees to participate in this program to the extent hereafter provided.

     NOW, THEREFORE, in consideration of the foregoing, the Employee and the Employer agree as follows:

     1. The Policy. The life insurance policy (the "Policy") covered by this
        ----------
Agreement is:

         Company                   Policy Number              Face Amount
         -------                   -------------              -----------

Northwestern Mutual Life
   Insurance Company

which shall be issued on the life of the Employee. The Employee shall be the sole owner of the Policy, subject to the Employer's interest in the Policy, as set forth herein, and may name the beneficiary thereof subject to the provisions of this Agreement.

     2. Payment of Premium. Subject to the qualification set forth in the
        ------------------
immediately following sentence, the Employee will pay that portion of the annual premium due on the Policy that is equal to the lesser of (a) the value of the entire economic benefit (including any economic benefit attributable to the use of Policy dividends) that would be taxable to the Employee but for such payment, or (b) the amount of the premium due on the Policy. The Employer will pay the remainder of the premium. However, notwithstanding the above, if the Employee is rated for health reasons by the insurer, then the Employee shall be obligated to pay that portion of the premium in excess of a Table II rating. The value of the economic benefit to the Employee shall be calculated by using the lower of the P.S. 58 rates or the insurer's term rates in accordance with Rev. Ruls. 64-328, 1964-2 CB 11, and 66-110, 1966-1 CB 12, or their successors, as in effect on the effective date of this Agreement. Any premium or portion thereof which is payable by the Employee by this Section 2 may at the election of the Employee be deducted from the cash compensation otherwise payable to him. The Employer agrees to transmit that premium or portion, along with any premium or portion thereof payable by it, to the insurer on or before the premium due date.

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     3. Dividends. Dividends credited to the policy shall be applied to purchase
        ---------
paid-up additional insurance protection.

     4. Employer's Interest in Policy. In the case of the Employee's death while
        -----------------------------
this Agreement is in effect, the Employer's interest in the Policy (the "Employer's Interest in the Policy") shall be equal to the total premiums theretofore paid on the Policy by the Employer, reduced by any loans made or charged against the Policy by the Employer. In all cases other than the Employee's death: (a) during the first ten years following the date of this Agreement, the Employer's Interest in the Policy shall be equal to the greater of (i) the cash surrender value of the Policy at the time such amount is to be determined, or (ii) the total premiums theretofore paid on the Policy by the Employer, reduced by any loans made or charged against the Policy by the Employer; or (b) after the expiration of ten years from the date of this Agreement, the Employer's Interest in the Policy shall be equal to the lesser of
(i) the cash surrender value of the Policy at the time such amount is to be determined, or (ii) the total premiums theretofore paid on the Policy by the Employer, reduced by any loans made or charged against the Policy by the Employer. For purposes of this Agreement, and by way of example, the Employer's Interest in the Policy shall be determined in a manner consistent with the schedule attached hereto as Exhibit A, which schedule has been relied upon by the Employer and Employee in adopting this plan. The Employer and the Employee understand and agree that the results illustrated in the attached schedule are not guaranteed.

     5. Collateral Assignment. The Employee shall execute, contemporaneously
        ---------------------
herewith, the Collateral Assignment of the Policy to the Employer attached hereto as Exhibit B (the "Collateral Assignment") to recognize the Employer's Interest in the Policy.

     6. Transfer of Policy. In the event the Employee has transferred or shall
        ------------------
transfer all of his interest in the Policy (other than the rights assigned to the Employer pursuant to this Agreement and the Collateral Assignment), then all of the Employee's interest in the Policy and this Agreement shall be vested in the transferee, but the Employee's obligations hereunder shall continue.

     7. Rights to Proceeds at Death. In the event that the Policy becomes a
        ---------------------------
claim by reason of the Employee's death during the term hereof, the Employer will be entitled to receive from the proceeds of the Policy an amount equal to the total premiums theretofore paid on the Policy by the Employer, reduced by any loans made or charged against the Policy by the Employer. The balance, if any, of the proceeds of the Policy shall be paid by the insurer to the beneficiary designated in the Policy by the Employee.

     8. Surrender of Policy. The Employee shall have the right to surrender or
        -------------------
cancel the Policy during the term of this Agreement but only with the prior written consent of the Employer. Upon surrender or cancellation, the Employer will be entitled to receive at such time an amount equal to the Employer's Interest in the Policy. The excess, if any, of any proceeds due from the insurer upon the surrender or cancellation of the Policy shall be paid by the insurer to the Employee or his transferee.

                                    -2-

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     9. Termination of Agreement.
        ------------------------

          (a) This Agreement may be voluntarily terminated by either party hereto, with or without the consent of the other party, by giving notice in writing to the other party; provided, however, that: (i) if the Employee becomes
                            --------  -------
disabled, as that term is defined in the Long-Term Disability Plan maintained by the Employer for its employees, this Agreement shall continue in effect as if the Employee had continued in the Employer's employment until the later of the date the Employee would otherwise have retired from the Employer's employment, but for the disability, or such time as there is sufficient cash value in the Policy for the Employer to recover the Employer's Interest in the Policy, at which time this Agreement shall terminate automatically, or (ii) if the Employee should retire from the Employer's employment after the Employee has attained the age of 55 but before the age of normal retirement and does not, during the continuation of this Agreement after such retirement, directly or indirectly, engage in or become interested in (as owner, partner, shareholder, employee, director, officer, consultant or otherwise), whether with or without compensation, any business which is in competition with any of the lines of business actually being conducted by the Employer during the term that the Employee was employed by the Employer or on the date of his retirement, this Agreement shall continue in effect as if the Employee had continued in the Employer's employment until the later of the date the Employee would otherwise have normally retired from the Employer's employment, but for his early retirement, or such time as there is sufficient cash value in the Policy for the Employer to recover the Employer's Interest in the Policy, at which time this Agreement shall terminate automatically. This Agreement shall be terminated immediately if the Employee's employment with the Employer is terminated for any reason other than the Employee's death, early retirement or disability. Any termination of this Agreement, other than due to the Employee's death, shall be subject to the provisions of subsections 9(b) and (c) hereof.

          (b) In the event of termination of this Agreement, other than for death, the Employee shall have the right, but not the obligation, to obtain the release of the Collateral Assignment by paying to the Employer an amount equal to Employer's Interest in the Policy at such time. Such payment shall be made within 60 days of the date of termination and, upon receipt of such payment, the Employer shall release the Collateral Assignment.

          (c) If the Employee elects not to pay to the Employer the amount required under subsection 9(b) hereof within 60 days of the date of the termination of this Agreement, the Employee shall execute any and all instruments that may be necessary or advisable in the Employer's discretion to vest ownership of the Policy in the Employer. Thereafter, the Employee shall have no further interest in the Policy.

     10. Obligations of Insurer under Agreement. The insurer shall be bound only
         --------------------------------------
by the provisions of, and endorsements on, the Policy, and any payments made or action taken by it in accordance therewith shall fully discharge it from all claims, suits and demands of all persons whatsoever. It shall in no way be bound by or deemed to have notice of the provisions of this Agreement.

                                    -3-

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     11. ERISA Provisions: The following provisions are part of this Agreement
         ----------------
and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

          (a) The named fiduciary: The Employer.

          (b) The funding policy under this Plan is that all premiums on the Policy be remitted to the Insurer when due.

          (c) Direct payment by the Insurer is the basis of payment of benefits under this Plan, with those benefits in turn being based on the payment of premiums as provided in the Plan.

          (d) For claims procedure purposes, the "Claims Manager" shall be the Employer's Director of Human Resources, or equivalent position.

               (1) If for any reason a claim for benefits under this Plan is denied by the Employer, the Claims Manager shall deliver to the claimant (either the Employee or, in the case of his or her death, the Beneficiary) a written explanation setting forth the specific reasons for the denial, pertinent references to the Plan section on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of his claim, all written in a manner calculated to be understood by the claimant. For this purpose:

                    (A) The claimant's claim shall be deemed filed when presented orally or in writing to the Claims Manager.

                    (B) The Claims Manager's explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.

               (2) The claimant shall have 60 days following his receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or his representative may submit pertinent documents and written issues and comments.

               (3) The Claims Manager shall decide the issue on review and furnish the claimant with a copy of the decision within 60 days of receipt of the claimant's request for review of his claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review.

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     12. Miscellaneous.
         -------------

          (a) This Agreement shall bind the Employer, its successors and assigns, the Employee, his or her transferee and any Policy beneficiary.

          (b) This Agreement shall not be construed as a contract of employment between the Employer and the Employee, nor shall it be construed as creating any obligation for continued employment of the Employee by the Employer.

          (c) Where appropriate in this Agreement: (i) words used in the singular shall include the plural and words used in the masculine shall include the feminine and vice versa, and (ii) the word "Employee" shall include his transferee, subowner, subowner's assigns or Policy beneficiary as the case may be. The headings and subheadings are for convenience only and have no effect on the construction of this Agreement.

          (d) This Agreement may be altered, amended or modified by written agreement signed by the Employer and the Employee, or his or her transferee. The laws of the Commonwealth of Virginia shall govern this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in more than one counterpart, each of which is an original.

                                LANDAMERICA FINANCIAL GROUP, INC.


                                By:
                                    ----------------------------------------
                                    John M. Carter, Executive Vice-President


                                --------------------------------------------

                                    -5-

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                        LANDAMERICA FINANCIAL GROUP, INC.

                Schedule to Split-Dollar Life Insurance Agreement

Name                        Date of Agreement   Policy Amount
-------------------------   -----------------   -------------
Theodore L. Chandler, Jr.   July 31, 2000        $1,256,154

Karen L. Schmidt            January 21, 2002        942,530

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